Exhibit 99.(h)(2)(ii)

Participation Agreement

Exhibit A

Separate Accounts:

All Separate Accounts that are now established, or may be established in the future, by Pacific Life Insurance Company or Pacific Life & Annuity Company, which are used to fund variable life insurance and/or variable annuity contracts and which make available, as an investment option, one or more series of the Pacific Select Fund.

Effective: October 31, 2025, agreed to and accepted by:

PACIFIC SELECT FUND

By:	/s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

PACIFIC SELECT DISTRIBUTORS LLC

By:	/s/Geoffrey P. Kissel
Name: Geoffrey P. Kissel
Title: Chief Executive Officer

PACIFIC LIFE FUND ADVISORS LLC

By:	/s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

PACIFIC LIFE & ANNUITY COMPANY

By:	/s/ Trevor T. Smith
Name: Trevor T. Smith
Title: Vice President, Finance